Exhibit 99.1

Pulmonx Reports Third Quarter 2024 Financial Results

Redwood City, CA – October 30, 2024 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for lung disease, today reported financial results for the third quarter of 2024 ended September 30, 2024.

Recent Highlights
•Achieved worldwide revenue of $20.4 million in the third quarter of 2024, a 15% increase over the same period last year
•Delivered $13.8 million in U.S. revenue in the third quarter of 2024, representing 17% year-over-year growth
•Realized gross margin of 74% in the third quarter of 2024
•Added 15 new Zephyr® Valve U.S. treatment centers in the third quarter of 2024
•6-month data from the AeriSeal® CONVERT trial demonstrated 77.6% of patients with collateral ventilation experienced conversion
•Long-term data from the LIBERATE study demonstrated positive, durable benefits to patients treated with Zephyr® Valves out to at least 5 years

“I am pleased with our team’s continued execution across several key commercial and clinical initiatives designed to increase patient access to our life changing Zephyr Valve treatment,” said Steve Williamson, President, and Chief Executive Officer. “We remain confident in the strong underlying demand for Zephyr Valves. I believe our efforts to automate patient workflow through our LungTraX platform, drive awareness among patients and referring physicians, and expand our total addressable market will enable sustained commercial growth over the long-term.”

Third Quarter 2024 Financial Results
Total worldwide revenue in the third quarter of 2024 was $20.4 million, a 15% increase from $17.7 million in the third quarter of 2023. U.S. revenue was $13.8 million, a 17% increase from the third quarter of 2023. International revenue was $6.6 million, a 12% increase compared to the third quarter of 2023. The growth in revenue reflects continued commercial execution and global adoption of Zephyr Valve procedures.

Gross profit in the third quarter of 2024 was $15.0 million, compared to $13.0 million for the third quarter of 2023. Gross margin for the third quarter of 2024 was 74%, compared to 74% for the same period in 2023.

Operating expenses in the third quarter of 2024 were $29.2 million, compared to $28.2 million for the third quarter of 2023, representing an increase of 3%. The increase in operating expenses was primarily attributable to increased commercial investments.

Net loss in the third quarter of 2024 was $14.1 million, or $0.36 per share, compared to a net loss of $14.9 million, or $0.39 per share, for the same period in 2023.

Adjusted EBITDA loss in the third quarter of 2024 was $8.1 million compared to $9.0 million for the same period in 2023.

Cash, cash equivalents, and marketable securities totaled $107.8 million as of September 30, 2024.

2024 Financial Outlook
Pulmonx continues to expect revenue for the full year 2024 to be in the range of $81 million to $84 million.

The Company now expects gross margin for the full year 2024 to be approximately 74%.

Pulmonx now expects total operating expenses for the full year 2024 to fall within the range of $122 million to $124 million, inclusive of approximately $22 million of non-cash stock-based compensation.

Webcast and Conference Call Details
Pulmonx will host a conference call today, October 30, 2024, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its third quarter financial results. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.pulmonx.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures
To supplement Pulmonx’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, Pulmonx provides certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting Pulmonx’s business.

Constant currency calculations show reported current period revenues as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. Pulmonx uses results on a constant currency basis as one measure to evaluate its performance. Pulmonx calculates constant currency by calculating current-year results using foreign currency exchange rates from the applicable comparable period in the prior year. Pulmonx generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. Pulmonx believes the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Pulmonx generally uses constant currency to facilitate management's financial and operational decision-making, including evaluation of Pulmonx’s historical operating results.

The Company defines Adjusted EBITDA as earnings before interest income or expense, taxes, depreciation and amortization and stock-based compensation and may also exclude certain non-recurring, irregular or one-time items not reflective of our ongoing core business operations, such as impairment charges. Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. Further, management uses adjusted EBITDA for strategic and annual operating planning. We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is set forth in the tables below.

The non-GAAP financial measures used by Pulmonx should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of non-GAAP measures may differ from similarly titled measures used by others.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding our commercial strategy to grow the adoption of our Zephyr Valve treatment and expand our global treatable market, our expectations regarding the demand for Zephyr Valves, account activity and productivity, our possible or assumed future results of operations, including long-term outlook, descriptions of our revenues, total operating expenses, gross margin, profitability, guidance for full year 2024, commercial momentum, physician engagement and awareness of the benefits of the Zephyr Valve, the adoption by customers of our LungTraX Platform, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Pulmonx’s public filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q filed with the SEC on August 2, 2024, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, we undertake no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for chronic obstructive pulmonary disease (COPD). Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System, LungTraxTM Platform, and StratX® Lung Analysis Reports are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, is included in global treatment guidelines and is widely considered a standard of care treatment option for improving breathing, activity and quality of life in patients with severe emphysema. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com.

Pulmonx®, AeriSeal®, Chartis®, StratX®, and Zephyr® are registered trademarks and LungTraXTM is a trademark of Pulmonx Corporation.

Investor Contact
Brian Johnston
Laine Morgan
Gilmartin Group
investors@pulmonx.com

Pulmonx Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$20,387	$17,668	$60,024	$49,397
Cost of goods sold	5,361	4,639	15,613	13,045
Gross profit	15,026	13,029	44,411	36,352
Operating expenses
Research and development	3,744	4,220	13,569	14,184
Selling, general and administrative	25,411	23,985	75,129	70,184
Total operating expenses	29,155	28,205	88,698	84,368
Loss from operations	(14,129)	(15,176)	(44,287)	(48,016)
Interest income	1,269	1,490	4,016	4,027
Interest expense	(891)	(893)	(2,665)	(2,327)
Other (expense) income, net	(201)	(262)	179	(316)
Net loss before tax	(13,952)	(14,841)	(42,757)	(46,632)
Income tax expense	192	59	462	323
Net loss	$(14,144)	$(14,900)	$(43,219)	$(46,955)
Net loss per share attributable to common stockholders, basic and diluted	$(0.36)	$(0.39)	$(1.11)	$(1.24)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	39,276,447	38,119,824	38,953,032	37,838,822

Pulmonx Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$63,312	$83,547
Restricted cash	258	237
Short-term marketable securities	44,467	33,555
Accounts receivable, net	11,670	12,105
Inventory	16,959	16,743
Prepaid expenses and other current assets	4,263	4,235
Total current assets	140,929	150,422
Long-term marketable securities	—	14,390
Long-term inventory	2,266	2,580
Property and equipment, net	2,983	4,028
Goodwill	2,333	2,333
Intangible assets, net	—	31
Right of use assets	18,236	3,406
Other long-term assets	654	591
Total assets	$167,401	$177,781
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$4,576	$1,497
Accrued liabilities	12,779	16,234
Income taxes payable	74	93
Deferred revenue	109	104
Short-term debt	99	2,155
Current lease liabilities	663	3,074
Total current liabilities	18,300	23,157
Deferred tax liability	129	114
Long-term lease liabilities	17,910	1,106
Long-term debt	37,137	35,089
Total liabilities	73,476	59,466
Stockholders' equity
Common stock	39	39
Additional paid-in capital	545,732	526,797
Accumulated other comprehensive income	2,534	2,640
Accumulated deficit	(454,380)	(411,161)
Total stockholders' equity	93,925	118,315
Total liabilities and stockholders' equity	$167,401	$177,781

Pulmonx Corporation
Reconciliation of Reported Revenue % Change to Constant Currency Revenue % Change
(in thousands)
(Unaudited)

	Three Months Ended September 30,
	2024	2023	% Change	FX Impact %	Constant Currency % Change
United States	$13,836	$11,838	16.9%	—%	16.9%
International	6,551	5,830	12.4%	0.4%	12.0%
Total	$20,387	$17,668	15.4%	0.1%	15.3%

	Nine Months Ended September 30,
	2024	2023	% Change	FX Impact %	Constant Currency % Change
United States	$40,586	$32,197	26.1%	—%	26.1%
International	19,438	17,200	13.0%	0.9%	12.1%
Total	$60,024	$49,397	21.5%	0.3%	21.2%

Pulmonx Corporation
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Net loss	$(14,144)	$(14,900)	$(43,219)	$(46,955)
Depreciation and amortization	376	415	1,199	1,261
Stock-based compensation	5,839	6,003	17,432	16,503
Impairment of capitalized software development costs	—	—	1,717	—
Interest (income)/expense, net	(378)	(597)	(1,351)	(1,700)
Provision for income taxes	192	59	462	323
Adjusted EBITDA	$(8,115)	$(9,020)	$(23,760)	$(30,568)